Exhibit 10.2

EXECUTION COPY

SETTLEMENT AND SEPARATION AGREEMENT

This Agreement (“Agreement”) is entered into as of this 22nd day of March 2006, between Thomas Axmacher (the “Executive”) and Curative Health Services, Inc., a Minnesota corporation (“Curative”), on its own behalf and on behalf of its parents, subsidiaries and affiliates, and their respective predecessors, successors and assigns (collectively, with Curative, referred to herein as the “Company”).

WHEREAS, Curative and Executive entered into an Employment Agreement dated March 13, 2002 (as amended from time to time, the “Employment Agreement”); and

WHEREAS, the Executive’s employment with the Company was necessary and essential in connection with the Company’s negotiations with the ad hoc committee of senior noteholders and his employment continues to be necessary and essential through April 30, 2006 to lead the Company’s effort to prepare for the Company’s Annual Report on Form 10-K and to assist the Company in the early stages of its impending chapter 11 cases;

WHEREAS, the Executive’s employment with the Company will terminate on April 30, 2006, and the Company and the Executive have agreed upon certain arrangements relating to such termination from employment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the Executive and the Company (the “Parties”) agree as follows:

Employment Termination, Payments and Benefits

1.                                   The Executive shall remain in the active employ of the Company as Executive Vice President—Finance and Chief Financial Officer until April 30, 2006, subject to the direction of the Chief Executive Officer, and in connection therewith, shall perform such duties as he shall reasonably be directed by the Chief Executive Officer to perform. Executive shall perform his duties and carry out his responsibilities hereunder in a diligent manner, shall devote his exclusive and full working time to the performance of his duties, shall use his best efforts to promote the interests of the Company and shall be just and faithful in the performance of his duties and in carrying out his responsibilities. Without limiting the generality of the foregoing, prior to his termination of employment, the Executive shall have properly prepared, duly certified and filed the Company’s Annual Report on Form 10-K for the 2005 fiscal year (the “10-K Report”) on or before April 15, 2006; in addition, the Executive shall assist to the best of his abilities in the audit activities of the Company’s finance department. The parties acknowledge that if the Company is unable to file the 10-K Report by April 15, 2006 for reasons wholly unrelated to the performance of the Executive, the requirement in the foregoing sentence to file such report by that date shall be waived.

2.                                   The Executive’s employment with the Company will be terminated on April 30, 2006 (the “Termination Date”), unless sooner terminated by reason of the Executive’s death, voluntary resignation or involuntary termination for Cause (as defined in the Employment Agreement).

3.                                   The Employment Agreement (and the rights and obligations of the Parties thereunder) will terminate on the date of this Agreement, provided, however, that Section 5 (Employment

Covenants) shall survive for the applicable periods specified therein. For the avoidance of doubt, until his termination of employment with the Company, the Executive will continue to receive his current bi-weekly salary (reduced by any and all applicable payroll deductions including, but not limited to, federal, state and local tax withholdings) and applicable employment benefits on the same basis as he is receiving them (or entitled to receive them) on the date hereof.

4.                                   If the Executive remains in the continuous employ of the Company until the Termination Date, or if the Company terminates Executive’s employment prior to the Termination Date without Cause, the Company shall deposit with Ruskin Moscou Faltischek P.C. (the “Escrow Agent”), pursuant to the terms of the escrow agreement attached hereto as Exhibit A, a settlement payment in a cash lump-sum equal to $300,000 plus accrued vacation (collectively, the “Settlement Payment”) on May 1, 2006.  The Settlement Payment shall be reduced by any and all applicable payroll deductions including, but not limited to, federal, state and local tax withholdings. Upon payment to the Escrow Agent, the Settlement Payment shall thereafter be referred to as the “Escrow Funds.”  The Escrow Agent shall not release the Escrow Funds to the Executive if Executive has not signed and delivered a waiver and release in the form attached as Exhibit B (“Waiver and Release”) on the Termination Date (or, if earlier, the date the Company terminates the Executive’s employment.   Provided that the Executive has signed and delivered the Waiver and Release, the Escrow Agent shall be directed to release the Escrow Funds to the Executive on the effective date of the Waiver and Release unless the Company shall have sent to the Escrow Agent a notice that payment of the Escrow Funds is in dispute (the “Notice of Dispute”). Upon receipt of Notice of Dispute, the Escrow Agent shall not disburse the Escrow Funds until notice is received from both parties indicating that the dispute has been resolved, which notice shall confirm the amount of the Escrow Funds, if any, to be disbursed to the Executive. Payments made under this Agreement (including any escrow agreement)] are in place of, and not in addition to, any payments, rights or benefits the Executive would be entitled to under the Employment Agreement, the side letter related to the stay bonus, dated May 19, 2005, or any other agreement, policy or practice of the Company. The Company covenants to obtain a letter of credit in favor of the foregoing Escrow Agent in the amount of the Settlement Payment pursuant to which the Escrow Agent may draw down payment in the event the Company fails to make the Settlement Payment in accordance with the terms of this Agreement. In the event that the Settlement Payment is not paid pursuant to this Agreement or, if the Executive is required to return some or all of the Settlement Payment after his receipt thereof (for the avoidance of doubt, in either case, for a reason other than as contemplated by this Agreement), then the Executive shall have a claim for any and all amounts due pursuant to the Employment Agreement notwithstanding the waiver and release in lieu of any claim for the Settlement Payment and the Company shall maintain any and all defenses and counterclaims with respect thereto.

5.                                   If the Executive remains in the continuous employ of the Company until the Termination Date, or if the Company terminates Executive’s employment prior to the Termination Date without Cause, upon Executive’s election of COBRA the Company will pay premiums thereunder until the earlier of one year from the Termination Date or the date Executive is eligible for replacement coverage, provided that on the Termination Date (or, if earlier, the date the Company terminates the Executive’s employment) the Executive signs and delivers a Waiver and Release that is effective. The Executive will promptly notify the Company when he is eligible for replacement coverage.

6.                                   The Executive expressly understands and agrees that, except as otherwise specifically provided in this Agreement, the payments and benefits received by him pursuant to this Agreement shall be in lieu of any and all other amounts to which he might be, is now or may become entitled from the Company. Without limiting the generality of the foregoing, and except as otherwise specifically provided in this Agreement (including, for the avoidance of doubt, in Section 3 of this Agreement), the Executive hereby expressly waives any right or claim that he may have or assert to payment for back pay, front pay, interest, bonuses, damages, accrued vacation, accrued sick leave, medical, dental, optical or hospitalization benefits, pension plan contributions, 401(k) plan contributions, life insurance and disability benefits, compensatory time, severance pay and/or attorneys’ fees.

7.                                   By entering into this Agreement, the Company does not admit and specifically denies, any liability, wrongdoing or violation of any law, statute, regulation or policy, and it is expressly understood and agreed that this Agreement is being entered into solely for the purpose of amicably resolving all matters of any kind whatsoever between the Executive and the Company.

8.                                   The Executive hereby represents that he has not filed any action, complaint, charge, grievance or arbitration against the Company, and covenants andagrees not to file any action, complaint, charge, grievance or arbitration or commence any other proceedings, administrative or judicial, against the Company in any court of law or equity or before any administrative agency with respect to events occurring prior to the date hereof, unless the claim relates to the Company’s breach of its obligations under Section 3 of this Agreement or relates to the circumstances provided under Section 4 of this Agreement.

Waiver and Release

9.                                   The Executive acknowledges and agrees that, in consideration of the Company entering into this Agreement and for other good and valuable consideration, the Executive, on behalf of himself and his heirs, executors, administrators, successors and assigns, hereby knowingly and voluntarily waives, releases, and discharges the Company, its representatives, officers, directors, agents and employees (the “Company Released Parties”) from whatever rights, claims, charges, actions, and causes of action (“Claims”) he may have against the Company Released Parties, whether known or unknown, from the beginning of time through the date hereof based upon any matter, cause or thing whatsoever, with the sole exception of claims to enforce, or redress a breach of, this Agreement.

10.                            The foregoing waiver, release and discharge includes but is not limited to any Claims under United States federal, state or local law and the national or local law of any foreign country (statutory or decisional), for wrongful or abusive discharge, for breach of any contract, for impairment of economic opportunity, for defamation, for intentional infliction of emotional distress, or for discrimination based upon race, color, ethnicity, sex, age, national origin, religion, disability, sexual orientation, or any other unlawful criterion or circumstance. Such released claims include, but are not limited to, rights or claims under the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, Title VII of the Civil

Rights Act of 1964, the Civil Rights Act of 1871, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the New York State Labor Law, the New York State Human Rights Law and the New York City Human Rights Law.

11.                            The Executive acknowledges that he has been advised to consult with, and has consulted with, an attorney of his choice concerning the terms and conditions of this Agreement.

Protection of Company’s Interests

12.                            Section 5 (Employment Covenants) of the Employment Agreement shall survive termination of the Employment Agreement and shall remain in full force and effect for the periods specified therein. All references to “Company” in Section 5 of the Employment Agreement shall be deemed to mean references to the Company as defined in this Agreement.

Non-Disparagement

13.                            The Executive agrees that he will not wilfully, intentionally or recklessly make any public statement or instigate, assist or participate in the making of any public statement, which would libel, slander, or disparage (whether or not such disparagement legally constitutes libel or slander) the Company or its past or present officers, directors and employees. Nothing in this Section is intended to interfere with Executive’s good faith response to any official investigation by government authorities, lawful subpoena or discovery request, including without limitation lawful subpoenas or discovery requests related to the Company’s Chapter 11 proceedings, and the Company agrees that any cooperation that the Executive is requested to provide with respect to the foregoing will not be in violation of this Section 13 or any other provision of this Agreement.

Consultation

14.                            The Executive agrees to make himself reasonably available to the Company to respond to reasonable requests by the Company for information concerning any litigation, regulatory inquiry or investigation, involving facts or events relating to the Company that may be within his knowledge. The Executive will provide a reasonable degree of cooperation with the Company in connection with any or all future litigation or regulatory proceedings brought by or against the Company to the extent the Company reasonably deems the Executive’s cooperation necessary. In addition, the Executive agrees to make himself reasonably available to the Company to respond to reasonable requests by the Company for information related to, in connection with or arising under the impending chapter 11 cases of the Company. The Company agrees to reimburse the Executive for reasonable expenses incurred in connection with Executive’s performance under this Section 14, including without limitation travel expenses and reasonable attorneys’ fees (provided, however, that the Executive shall be represented by one or more attorney(s) selected by the Company unless prevented by a conflict of interest between the Company and the Executive prohibiting such representation).

Breach of Agreement

15.                            The Executive agrees that, without limiting the Company’s remedies, should he fail to perform his duties and obligations under this Agreement (including for the avoidance of doubt the specific obligations set forth in Section 1 of this Agreement), commence, continue, join in, or in any other manner attempt to assert any claim released in connection herewith, or otherwise engage in a material violation (individually or in the aggregate) of any term of this Agreement, the Company shall have no obligation to make the Settlement Payment and shall be entitled to suspend any further payments or benefits under this Agreement. In addition, to the maximum extent permitted by law, the Company shall have the right to recover the Settlement Payment (including interest thereon), together with all damages, reasonable attorneys’ fees and costs the Company incurs in connection therewith. The Executive further agrees that the Company shall, to the maximum extent permitted by law, be entitled to the repayment and recovery of damages described above without waiver of or prejudice to the release granted by him in connection with this Agreement, and that his material violation or breach (individually or in the aggregate) of any provision of this Agreement shall forever release and discharge the Company from the performance of its obligations arising from the Agreement. The parties agree that the Executive shall be given written notice of any failure to perform, violation or breach of this Agreement and, if curable, a reasonable opportunity to cure such breach within five (5) business days after receipt of such notice. However, if such failure to perform, violation or breach continues or recurs after the first notice and, if applicable, opportunity for cure has been given, the Company shall not be required to provide any additional notices or opportunities to cure.

Entire Agreement

16.                            This Agreement contains the entire agreement between the Parties concerning the subject matter hereof and, except for the survival of Section 5 (Employment Covenants) of the Employment Agreement for the period specified therein, supersedes all prior agreements, understandings, discussions, negotiations, and undertakings, whether written or oral, between the Parties or their representatives with respect thereto. This Agreement may not be modified or amended except by a writing signed by the Parties.

Indemnification

17.                            For the absence of doubt, the parties acknowledge that the Executive shall be entitled to indemnification for performance of his duties as a director and/or officer of the Company as provided in the respective charter, bylaws and insurance policies of the Company applicable to all other directors and officers of the Company. Executive does not waive his rights to such indemnification by signing this Agreement.

Severability

18.                            In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

Governing Law

19.                            This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without reference to the principles of conflicts of law.

Headings

20.                            The headings of Sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

Counterparts

21.                            This Agreement may be executed in one or more counterparts.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

THOMAS AXMACHER

Notarized By:                                                      , this              day of March, 2006 in city of                                 , county of                               , state of                               .

CURATIVE HEALTH SERVICES, INC.

By
Name:
Title:

Exhibit A – Form of Escrow Agreement

ESCROW AGREEMENT

ESCROW AGREEMENT (this “Escrow Agreement”) is made this        day of March , 2006, by and among Thomas Axmacher (“Axmacher”), Curative Health Services, Inc., a Minnesota corporation (“Curative”) on its own behalf and on behalf of its parents, subsidiaries and affiliates, and their respective predecessors, successors and assigns (collectively, Axmacher and Curative are the “Parties”), and Ruskin Moscou Faltischek, P.C., a New York professional corporation (the “Escrow Agent”).

W I T N E S S E T H:

WHEREAS, Axmacher and Curative are entering into that certain Settlement and Separation Agreement of even date herewith (the “Settlement Agreement”) pursuant to which Axmacher shall continue to perform services for Curative through and including April 30, 2006, and Curative will pay to Axmacher the amount of $300,000;

WHEREAS, pursuant to the Settlement Agreement, Curative shall obtain an irrevocable letter of credit (“Letter of Credit”) in favor of the Escrow Agent in the amount of the Settlement Payment.

WHEREAS, the execution and delivery of this Escrow Agreement is a condition to the execution and delivery of the Settlement Agreement;

WHEREAS, Curative intends to file for protection under chapter 11 of title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Settlement Agreement; and

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.                                 Establishment of the Escrow Account.  The Parties may establish a non-interest bearing escrow account (the “Escrow Account”) with the Escrow Agent, bearing the designation “Thomas Axmacher Escrow Account.”

2.                                 Deposits in the Escrow Account.

2.1                        On May 1, 2006, if permitted by the Bankruptcy Court, Curative may wire the Settlement Payment to the Thomas Axmacher Escrow Account.  If Curative does not wire the Settlement Payment by May 1, 2006, the Escrow Agent may draw upon the Letter of Credit.

2.2                        All amounts paid by Curative or drawn under the Letter of Credit and received by the Escrow Agent (the “Escrow Fund”) may be deposited into the Escrow Account.  All wire transfers to the Escrow Agent hereunder shall be in accordance with the wire transfer instructions attached hereto as “Schedule A”.  All checks deposited into the Escrow Account shall be made payable to the order of Ruskin Moscou Faltischek, P.C. as “Escrow Agent”.  Any check payable other than as required hereby may be returned, and may be deemed to have not been delivered to the Escrow Agent pursuant to the Escrow Agreement.

3.                                 Disbursement from the Escrow Account.

3.1                        The Escrow Agent may disburse the Escrow Fund to Axmacher on or after May 8, 2006 unless Curative shall have delivered to the Escrow Agent a notice that payment of the Escrow Fund is in dispute (the “Notice of Dispute”).

3.2                        Upon receipt by the Escrow Agent of a Notice of Dispute, the Escrow Agent shall not disburse the Escrow Fund until receipt of written notice executed by both Curative and Axmacher indicating that the dispute is resolved or an Order from a court having jurisdiction over the matter (the “Resolution Notice”) after which the Escrow Agent may distribute the Escrow Fund only in accordance with the terms set forth in the Resolution Notice.

3.3                        Upon disbursement of the Escrow Fund pursuant to the terms of this Section 3, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Escrow Agreement.  It is expressly agreed and understood that in no event may the aggregate amount of payments made by the Escrow Agent exceed the amount of the Escrow Fund.

4.                                 Rights, Duties and Responsibilities of Escrow Agent.  It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

4.1                        If there is any discrepancy between the amount set forth in any deposit or transfer information and the amount delivered to the Escrow Agent therewith, such amount need not be accepted by the Escrow Agent for deposit in the Escrow Account until such discrepancy has been resolved.

4.2                        The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder.

4.3                        The Escrow Agent shall be entitled to rely upon the accuracy of, act in reliance upon the contents of, and assume the genuineness of, any notice, instruction, certificate, signature, instrument, or other document which is given to the Escrow Agent without verifying the truth or accuracy thereof.  The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence, or identity of any person purporting to give any such notice or instructions, or as to the execution of any such certificate, instrument or other document.

4.4                        If the Escrow Agent:  (i) shall be uncertain as to its duties or rights hereunder; or (ii) shall receive instructions with respect to the Escrow Account or the Escrow Fund which it, in its sole judgment, deems in conflict either with other instructions received by it or with any provision of this Escrow Agreement; or (iii) shall receive a Notice of Dispute, it may be entitled to hold the Escrow Fund, or a portion thereof, in the Escrow Account pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final non-appealable court order of a court of competent jurisdiction or otherwise, or the Escrow Agent, at its sole option, may deposit the Escrow Fund (and any other amounts that thereafter become a part of the Escrow Fund) with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined.  Upon the deposit by the Escrow Agent of the Escrow Fund with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.  Any court order referred to above shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and non-appealable.

4.5                        The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent, or attorney appointed by it, except in the case of willful misconduct or gross negligence.  The Escrow Agent shall be entitled to consult with the counsel of its own choosing and shall not be liable for any action taken, suffered, or omitted by it in accordance with the advice of such counsel.

4.6                        The Escrow Agent makes no representation as to the validity, value, genuineness, or collectability of any security or other documents or instruments held by or delivered to it.

4.7                        The Escrow Agent shall have no responsibility at any time to ascertain whether any security interest exists in the Escrow Fund or any part thereof, or to file any financing statement under the Uniform Commercial Code with respect to the Escrow Fund or any part thereof.

4.8                        Notwithstanding any provision in this Escrow Agreement to the contrary, the Escrow Agent shall have no duty or obligation to invest any amounts received.

4.9                        The Escrow Agent shall not be under any duty to give the escrowed property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder.  Uninvested funds held hereunder shall not earn or accrue interest.

4.10                  This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto.  No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent.

4.11                  The Escrow Agent does not have any interest in the escrowed property deposited hereunder but is serving as escrow holder only.

4.12                  The Escrow Agent shall not be called upon to advise any party as to the wisdom in taking or refraining from any action with respect to any monies deposited in the Escrow Account.

4.13                  Each party to this Escrow Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Escrow Agreement may be brought in the courts of the State of New York located in New York City or of the United States of America for the Southern District of New York including the Bankruptcy Court, and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.  Each party hereby irrevocably consents to the service of process of any of the aforementioned courts pursuant to a contractual provision in any such suit, action, or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the addresses first set forth above, such service to become effective 10 days after such mailing. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS ESCROW AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE.

4.14                  (a)                               It is agreed that the duties and obligations of the Escrow Agent with respect to the Escrow Fund are only such as are herein specifically provided and no other.  The Escrow Agent’s duties are as a depositary only, and the Escrow Agent shall incur no liability whatsoever, except for its willful misconduct or gross negligence.  The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.  The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Escrow Agreement unless the same shall be in writing and signed by or on behalf of each of the parties and agreed to by the Escrow Agent.  In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action other than to keep safely, all property held in escrow until it shall jointly be directed otherwise in writing by the parties or by an order or judgment of a court of competent jurisdiction.

(b)                     Escrow Agent, at any time, deems it necessary or advisable to relinquish custody of the Escrow Fund, it may do so by delivering the same to any other escrow agent mutually agreeable to the parties, and if no such Escrow Agent shall be selected, then the Escrow Agent may do so by delivering the Escrow Fund (a) to any bank or trust company located in the State of New York, which is willing to act as escrow agent hereunder in place and instead of the Escrow Agent or (b) to the clerk or other proper officer of a court of competent jurisdiction as may be permitted under the terms and conditions of this Agreement and by law within the State of New York.  The fee of any such bank or trust company or court officer shall be paid by the Parties, each of which shall be responsible for one-half (1/2) of said fees..  Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Escrow Fund except as herein provided.

5.                                 Indemnification of Escrow Agent.  The parties hereto jointly and severally agree to indemnify the Escrow Agent and to hold the Escrow Agent harmless from any loss, liability and expenses incurred without willful misconduct, bad faith or gross negligence on the part of the Escrow Agent arising out of or in connection with the acceptance or administration by the Escrow Agent of its duties hereunder including the legal fees, costs and expenses of defending itself against any claims of liability hereunder.

6.                                 Fees and Expenses.  The Escrow Agent shall not be entitled to any fees in consideration for its services hereunder.  The Parties agree to reimburse the Escrow Agent for all reasonable expenses incurred by the Escrow Agent in connection with its services hereunder.  Each of the parties shall be responsible for one-half (1/2) of any reasonable expenses incurred by the Escrow Agent.

7.                                 Governing Law and Assignments.  This Escrow Agreement shall be construed in accordance with and governed by the laws of the State of New York (without reference to its rules as to conflicts of laws), and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, any assignment or transfer by any party of its rights under this Escrow Agreement or with respect to the Escrow Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent, and (b) the Escrow Agent has consented in writing to such assignment or transfer.

8.                                 Escrow Agent as Counsel to Axmacher.  The Parties acknowledge that Escrow Agent has acted as counsel for Axmacher. The parties further acknowledge and consent that except as provided for herein, no action taken by Ruskin Moscou Faltischek, P.C. as Escrow Agent hereunder shall preclude it from acting as counsel for Axmacher, or related party of Axmacher in any matter related hereto or otherwise.

9.                                 Notices.  All notices required to be given in connection with this Escrow Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by regular first class mail, to the addresses first set forth above or to such other address(es) as shall be specified by any party by notice given as aforesaid.

10.                           Execution in Several Counterparts.  This Escrow Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement which is binding on all of the parties hereto.

11.                           Entire Agreement.  This Escrow Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection herewith.

IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the day and year first above written.

Thomas Axmacher

CURATIVE HEALTH SERVICES, INC.

By:

RUSKIN MOSCOU FALTISCHEK, P.C.

By:
, Escrow Agent

Exhibit B – Form of Waiver and Release

This is your RELEASE with Curative Health Services, Inc., a Minnesota corporation (“Curative”), and all of its parents, subsidiaries and affiliates, and their respective predecessors, successors and assigns (collectively, with Curative, referred to herein as the “Company”).

Your Employment Agreement

This Release relates to your Settlement and Separation Agreement dated as of March     , 2006 (your “Separation Agreement”).

Release of Claims

(a)                        Released Claims. In consideration of the payments and benefits described in your Separation Agreement, you release and discharge the Company and its subsidiaries, affiliates, officers, directors, employees, agents and their successors and assigns (the “Group Released Parties”) from any and all rights, claims, charges, actions or causes of action (collectively, “Claims”) that you may have, whether known or unknown, from the beginning of time through the Effective Date. Without limitation, released Claims include Claims under United States federal, state or local law and the national or local law of any foreign country (statutory or decisional), for wrongful or abusive discharge, for breach of any contract, for impairment of economic opportunity, for defamation, for intentional infliction of emotional distress, or for discrimination based upon race, color, ethnicity, sex, age, national origin, religion, disability, sexual orientation, or any other unlawful criterion or circumstance. The released Claims include, but are not limited to, rights or claims under the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1871, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the New York State Labor Law, the New York State Human Rights Law and the New York City Human Rights Law.

(b)                       Exceptions. Notwithstanding Section (a) above, this Release shall not limit in any way your ability to bring an action to enforce your rights under your Separation Agreement.

(c)                        Representations and Warranties. You represent and warrant that you have not, and as of the Effective Date (as defined below) will not have, filed any civil action, suit, arbitration, administrative charge, or legal proceeding against any Group Released Party nor have you assigned, pledged, or hypothecated as of the Effective Date any Claim to any person and no other person has an interest in the claims that you are releasing herein.

(d)                       No Relief for Released Claims. You agree that should any person or entity file or cause to be filed any civil action, suit, arbitration or other legal proceeding seeking equitable or monetary relief concerning any Claim released by you, you will not seek or accept any personal relief from or as the result of the action, suit, arbitration or proceeding.

Your Understanding of this Release and Your Rights

You acknowledge and agree that you have read this Release in its entirety and that this Release releases known and unknown Claims, including, without limitation, to rights and claims arising under ADEA. You further acknowledge and agree that:

(a)                        You are entering into this Release and releasing, waiving and discharging rights or claims only in exchange for consideration which you are not already entitled to receive.

(b)                       You have been advised, and are being advised by the terms of the Release, to consult with an attorney before executing this Release. You also acknowledge that you chose and consulted with the counsel of your choice concerning your rights and that your counsel negotiated this Release on your behalf.

(c)                        You have been advised, and are being advised by the terms of this Release, that you have had at least 21 days within which to consider this Release.

Your Ability to Revoke this Release; Effective Date

You may revoke this Release within 7 days of signing (for any reason or no reason) by complying with the following sentence. To revoke this Release, you must deliver (or cause to be delivered) written notice of your revocation to the Company at [Address and Contact Person] no later than 5:00 p.m. E.S.T. on [Date]. If you revoke this Release in accordance with the preceding sentence, it will become null and void. If you do not, this Release will become effective at such time (the “Effective Date”).

Your Separation Agreement

For the avoidance of doubt, the Company’s rights and your obligations under your Separation Agreement will continue in full force and effect.

Governing Law

This Release shall be governed by and construed in accordance with the laws of the State of New York.

Accepted and Agreed:

Date: